7




                                 CODE OF ETHICS

                        PILGRIM BAXTER & ASSOCIATES, LTD.

                  PILGRIM BAXTER PRIVATE EQUITY ADVISORS, INC.

                             PBHG FUND DISTRIBUTORS

                               PBHG FUND SERVICES

                         PBHG SHAREHOLDER SERVICES, INC.

                                Executive Summary

          This is a summary of the restrictions and reporting/certification requirements imposed on Access Persons and Affiliated Persons by this Code. Capitalized terms are defined in Section II of the Code. Do not rely on this summary as a complete statement of the restrictions and reporting/certification requirements. Please refer to the appropriate Section of the Code for more complete information.


THE FOLLOWING APPLY TO ALL ACCESS PERSONS AND AFFILIATED PERSONS UNLESS OTHERWISE STATED IN THE CODE:

o Do not defraud, mislead or manipulate any Client in connection with the Purchase or Sale of a Security.
o Do not accept any position with any unaffiliated company, partnership or other entity until approved by the Review Officer.
o Do not accept any Gift worth more than $100 from any person or entity doing business with Pilgrim Baxter until approved by the Review Officer.
o Do not accept or consider any Gift when exercising fiduciary duties on behalf of a Client.
o Submit duplicate Security Trade Confirmations and Account Statements to the Compliance Department.
o Submit a signed and dated Quarterly Transaction Report to the Review Officer no later than 10 days after the end of each calendar quarter.
o Submit a signed and dated Annual Certification to the Review Officer no later than 30 days after the calendar year end.
o Immediately report any Beneficial Ownership of more than 1/2 of 1% of an entity's outstanding shares to the Review Officer.


THE FOLLOWING ADDITIONAL REQUIREMENTS APPLY TO ALL ACCESS PERSONS UNLESS OTHERWISE STATED IN THE CODE:

o Pre-clear every Purchase or Sale of Beneficial Ownership in a Security with the Review Officer.
o Do not acquire Beneficial Ownership of a Security as part of an Initial
  Public Offering.
o Do not profit from the Purchase and Sale or Sale and Purchase of Beneficial Ownership in the same Security within a 60 calendar day period.
o Pre-clear every Purchase of Sale of Beneficial Ownership in a Limited Offering with the Limited Offering Review Committee.
o Submit a signed and dated Initial Holdings Report to the Review Officer no later than 10 days after becoming an Access Person.
o Submit a signed and dated Annual Holdings Report to the Review Officer no later than 30 days after the calendar year end.

                                 Code of Ethics


         This Code of Ethics has been adopted by Pilgrim Baxter & Associates, Ltd., Pilgrim Baxter Private Equity Advisors, Inc., PBHG Fund Distributors, PBHG Fund Services, and PBHG Shareholder Services, Inc. (collectively "Pilgrim Baxter") in accordance with Rule 17j-1(c) under the Investment Company Act of 1940 (the "Act"), as amended, and the Recommendations of the Investment Company Institute Advisory Group on Personal Investing. Rule 17j-1 under the Act prohibits persons who are actively engaged in the management, portfolio selection or underwriting of registered investment companies from participating in fraudulent or manipulative practices in connection with the Purchase or Sale of securities held or to be acquired by those investment companies.


I.       Statement of General Principles

         Pilgrim Baxter owes its Clients a fiduciary duty to act solely in their best interests. As such, Pilgrim Baxter employees, officers and directors are required to conduct themselves in a manner that places the best interests of a Client before their own. While Pilgrim Baxter has complete confidence in the integrity and good faith of its employees, officers and directors, Pilgrim Baxter believes it is important to set forth, in writing, the general principles that should guide the daily conduct of all Pilgrim Baxter employees, officers and directors. Pilgrim Baxter believes these general principles to be the following:

o             The best interests of Pilgrim Baxter's Clients are paramount.
              Therefore, all Pilgrim Baxter personnel must conduct themselves and their operations to give maximum effect to this tenet by always placing Client interests before their own.

o The personal securities transactions of Pilgrim Baxter personnel must be accomplished so as to avoid even the appearance of a conflict with Client interests.

o Pilgrim Baxter personnel must always avoid actions or activities that allow, or appear to allow, them to profit or benefit from their position with respect to clients, or that would otherwise bring into question their independence or judgment.


II.      Definitions

         Access Person, unless otherwise stated, means (a) any officer or director of Pilgrim Baxter (b) any employee of Pilgrim Baxter who, in connection with his or her regular functions or duties makes, participates in or obtains information regarding the Purchase or Sale of securities, or whose functions relate to the making of any recommendations with respect to the Purchase or Sales, (c) any other person so designated by the Review Officer.

         Affiliated Person means any officer, director or employee of Pilgrim Baxter or any Pilgrim Baxter subsidiary and any other person so designated by the Review Officer.

         Beneficial Ownership means any direct or indirect pecuniary interest in or any direct or indirect influence or control over a Security or Limited Offering. An example of influence or control is any voting or investment discretion. In general, an Access Person or Affiliated Person will be considered the beneficial owner of any Security or Limited Offering held in the name of (i) a spouse or domestic partner,
         (ii) a minor child, (iii) a relative who resides in the Access Person's or Affiliated Person's house, or (iv) any other person if the Access Person or Affiliated Person has direct or indirect influence or control over the Security or Limited Offering. Overall, Beneficial Ownership will be determined in accordance with Section 16 of the Securities Exchange Act of 1934.

         Client means any investment company, or any of its portfolios, registered under the Act and any separately managed account for which Pilgrim Baxter acts as investment adviser or sub-adviser.

         High Quality Short-Term Debt Instruments means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

         Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

         Limited Offering(s) means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505, or 506 under the Securities Act of 1933. The term includes so-called private placements such as any investment limited partnership that is exempt from registration.

         Limited Offering Review Committee means the committee members identified in the Pre-Clearance Procedures and Conditions for Limited Offerings, which are attached to this Code as Exhibit A.

         Nonresident Director means any director of Pilgrim Baxter who (a) is not an officer, employee or shareholder of an investment adviser, (b) does not maintain a business address at the adviser, (c) does not, in the ordinary course of his business, receive or have access to current information regarding the Purchase or Sale of securities by the investment adviser, information regarding recommendations concerning the Purchase or Sale of securities by the investment adviser or information regarding securities being considered for Purchase or Sale by the investment adviser.

         Personal Account means any Security or Limited Offering account in which an Access Person or Affiliated Person has Beneficial Ownership. For example, a Personal Account would include any brokerage account maintained by an Access Person or Affiliated Person or the spouse of an Access Person or Affiliated Person at Merrill Lynch, Ameritrade or at any other discount or full service broker.

         Purchase or Sale includes, among other things, every direct or indirect acquisition or sale and the writing of an option to purchase or sell.

         Review Officer means the Chief Compliance Officer, or his/her designee.

         Related Security means any Security whose value directly fluctuates as a result of a change in the value of a Security or Limited Offering.

         Security has the same meaning as that set forth in Section 2(a)(36) of the Act. It includes such things as stocks, options, municipal bonds and most corporate bonds (see exception below). It does not include securities issued by the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, High Quality Short-Term Debt Instruments, repurchase agreements, unit investment trusts, or shares of registered open-end mutual funds.

         Security Universe means every Security then currently included in the official lists of securities held by a Client or appropriate for Client investment consideration that are compiled by Pilgrim Baxter's investment team.

III.     Prohibited Activities

     THE FOLLOWING RESTRICTION APPLIES TO ALL ACCESS PERSONS AND AFFILIATED
     PERSONS:

         Client Relations:

         o Do not defraud, mislead or manipulate any Client in connection with the Purchase or Sale of a Security.

     Access Persons and Affiliated Persons are prohibited from directly or indirectly using any act, device, scheme, artifice, practice or course of conduct to defraud, mislead or manipulate any Client in connection with the Purchase or Sale of a Security. Access Persons and Affiliated Persons are also prohibited from making any untrue statement of material fact to any Client and from omitting to state a material fact necessary in order to make the statement made to any Client, under the circumstances, not misleading.

     THE FOLLOWING RESTRICTIONS APPLY TO ALL ACCESS PERSONS EXCEPT NONRESIDENT
     DIRECTORS:

         Personal Transactions in a Security:
         -----------------------------------

         o Pre-clear every Purchase or Sale of Beneficial Ownership in a Security with the Review Officer.

                           Access Persons must pre-clear every Purchase or Sale of Beneficial Ownership in a Security with the Review Officer. There are 4 exceptions to this restriction. See Section IV of the Code for more information, including the 4 exceptions to this restriction.

         o Do not acquire Beneficial Ownership of a Security as part of an Initial Public Offering.

                           Access Persons are prohibited from directly or indirectly acquiring Beneficial Ownership in a Security as part of an Initial Public Offering.

          o Do not profit from the Purchase and Sale or Sale and Purchase of the same Security within a 60 calendar day period.

                           Access Persons are prohibited from profiting from the Purchase and Sale or Sale and Purchase of the same Security within a 60 calendar day period.

                           This restriction does not apply to transactions deemed by the Review Officer to be nondiscretionary on the part of the Access Person nor does it restrict the closing of positions at a loss.

                           As requested by an Access Person the Review Officer may, in his discretion, grant other exceptions to this restriction on a case-by-case basis.

         Personal Transactions in a Limited Offering

          o Pre-clear every Purchase or Sale of Beneficial Ownership in a Limited Offering with the Limited Offering Review Committee.

                           Access Persons must pre-clear every Purchase or Sale of Beneficial Ownership in a Limited Offering with the Limited Offering Review Committee. See Section IV of the Code for more information.

     THE FOLLOWING RESTRICTIONS APPLY TO ALL ACCESS PERSONS AND AFFILIATED PERSONS UNLESS OTHERWISE NOTED:


         Positions with a Company, Partnership or other Entity
         ------------------------------------------------------

          o Do not accept any position with any unaffiliated company, partnership or other entity until approved by the Review Officer.

                           Access Persons and Affiliated Persons shall not accept a position as a director, trustee, general partner or officer of an unaffiliated public or private company or partnership until the Review Officer approves accepting the position.

In general, the Review Officer will approve the acceptance of these positions if they are consistent with Client interests.

         Gifts

          o Do not accept any Gift worth more than $100 from any person or entity doing business with Pilgrim Baxter until approved by the Review Officer.

                           Access Persons and Affiliated Persons are prohibited from accepting any gift, favor, gratuity or other item ("Gift") with a fair market value greater than $100 from any person or entity doing business with Pilgrim Baxter until the Review Officer approves the Gift.

                           A Gift does not include occasional participation in lunches, dinners, cocktail parties, sporting activities or similar gatherings conducted for business purposes.

          o Do not accept or consider any Gift when exercising fiduciary duties on behalf of a Client.

                           Access Persons and Affiliated Persons are prohibited from accepting any Gift, allowing any member of their family to accept any Gift, and considering any Gift already received by them or their family when exercising their fiduciary duties on behalf of a Client.


IV.      Procedures for Pre-Clearing Personal Transactions

     THE FOLLOWING PROCEDURES APPLY TO ALL ACCESS PERSONS EXCEPT NONRESIDENT
      DIRECTORS:

         Purchase or Sale of Beneficial Ownership in a Security

          o As stated in Section III of this Code, Access Persons must pre-clear every Purchase or Sale of Beneficial Ownership in a Security with the Review Officer.

          o This means that Access Persons must obtain prior written approval from the Review Officer before effecting any Purchase or Sale of a Security.

          o Exceptions: This pre-clearance/approval process does not apply to the following:


                  (a) Purchase or Sale that is non-volitional on the part of the Access Person including (i) a Purchase or Sale upon the exercise of puts or calls written by the Access Person (ii) sales from a margin account, pursuant to a bona fide margin call and (iii) a Purchase or Sale performed by an independent financial professional acting with sole discretion and performed pursuant to an arrangement previously approved by the Review Officer;

                  (b) Purchase that is part of an automatic dividend reinvestment plan or other similar program;

                  (c) Purchase effected upon the exercise of rights issued by an issuer pro rata to all holders of the Security, to the extent such rights were acquired from the issuer and sales of such rights so acquired; and

                  (d) An acquisition of a Security through a gift or bequest.

          o Pre-Clearance requests for the Purchase or Sale of a Security must be submitted on a Pre-Authorization Personal Securities Transaction form located at s:\common\code\PBA Reports\Codeauth1.

          o The Review Officer will notify Access Persons whether their pre-clearance request is approved or denied.

          o Pre-Clearance approval by the Review Officer is valid for only two
            (2) business days. Any Purchase or Sale of a Security not completed within this period must be pre-cleared again before effected.

          o If an equity Security is not currently in the Security Universe, the Review Officer will consult with the Chief Investment Officer to determine if the Security should be included in the Security Universe, or in his absence that individual designated to make such determination.

          o The Review Officer may approve the Purchase or Sale of a Security which appears upon reasonable inquiry and investigation to present no reasonable likelihood of harm to any Client and with respect to a Client that is a registered investment company, is in accordance with Rule 17j-1 under the Act.

                  Note: These transactions would normally include (a) the Purchase or Sale of a Security not in the Security Universe and (b) the Purchase or Sale of up to 1,000 shares of a Security in the Security Universe if (i) the issuer has a market capitalization of over $1 billion and (ii) that Security is not then currently on the trading blotter.

          o The Review Officer reports every pre-cleared Purchase and Sale of a Security in the Security Universe by an Access Person to the Board of Trustees of the PBHG Family of Funds.

         Purchase or Sale of Beneficial Ownership in a Limited Offering


          o As stated in Section III of this Code, Access Persons must pre-clear every Purchase or Sale of Beneficial Ownership in a limited Offering with the Limited Offering Review Committee.

          o This means that Access Persons must obtain prior written approval from the Limited Offering Review Committee before effecting any Purchase or Sale of Beneficial Ownership in a Limited Offering.

          o This pre-clearance/approval process is governed by the Pre-Clearance Procedures and Conditions for Limited Offerings, which are attached to this Code as Exhibit A.

                  Note: These Pre-Clearance Procedures and Conditions also impose additional restrictions on Access Persons after a Limited Offering has been acquired.

          o Access Persons must submit a Certificate of Representation with their pre-clearance request. This Certificate is located at s:\common\code\PBA Reports\Limited Offering Pre-auth.


V.       Reporting and Certification Requirements

     THE FOLLOWING REQUIREMENTS APPLY TO ALL ACCESS PERSONS AND AFFILIATED PERSONS UNLESS OTHERWISE STATED:

          o Submit duplicate Security Trade Confirmations and Account Statements to the Compliance Department.

                  Access Persons, who are not Nonresident Directors, and Affiliated Persons must direct each broker, dealer and bank that places a Purchase or Sale of a Security to send a duplicate copy of the trade confirmation to the Compliance Department.

                  Access Persons, who are not Nonresident Directors, and Affiliated Persons must also direct each broker, dealer and bank at which a Security is held in an account for their direct or indirect benefit to send a duplicate account statement to the Compliance Department.

                  A sample letter instructing the broker, dealer or bank to send duplicate trade confirmations and account statements may be obtained from the Compliance Department.

                  Access Persons and Affiliated Persons may comply with the duplicate trade confirmation/account statement requirement by directly providing the Compliance Department with a copy of every such trade confirmation and account statement. Where it has been determined that the receipt of duplicate account statements is satisfactory, the Compliance Department may at its discretion accept such duplicate account statements in lieu of requiring both duplicate security trade confirmations and account statements.


          o Submit a signed and dated Annual Certification to the Review Officer no later than 30 days after the calendar year end.

                  Access Persons and Affiliated Persons must submit a signed and dated Annual Certification to the Review Officer no later than 30 days after the calendar year end.

                  The Annual Certification is included as part of the Annual Holdings Report which is located at s:\common\code\PBA Reports\Codeannl.

                  In the Annual Certification, Access Persons and Affiliated Persons must certify that they:

                     (a) have read and understand this Code;
                     (b) are subject to this Code;
                     (c) will comply with this Code during the upcoming
                         year; and
                     (d) have complied with all the Code reporting requirements to which they were subject during the past year.


          o Submit a signed and dated Quarterly Transaction Report to the Review Officer no later than 10 days after the end of each calendar quarter.

                  Access Persons and Affiliated Persons must submit a signed and dated Quarterly Transaction Report to the Review Officer no later than 10 days after the end of each calendar quarter.

                  The Quarterly Transaction Report is located at s:\common\code\PBA Reports\Codeqtr.

                  The Quarterly Transaction Report must contain the following information:

                  (a) for every  Purchase or Sale of Beneficial  Ownership in a
                      Security or Limited  Offering  placed during the quarter:

                      (i) the date of the Purchase or Sale, the title, interest
                          rate and maturity date (if applicable), number of shares and principal amount of the Security or Limited Offering;
                     (ii) the nature of the Purchase or Sale (i.e., purchase,
                          sale or other type of acquisition or disposition);
                    (iii) the price at which the Purchase or Sale of a
                          Security or Limited Offering was placed;

                     (iv) the name of the broker, dealer or bank with or
                          through which the Purchase or Sale was placed, including the account name and number of the Personal Account and
                     (v)  the date the Report is submitted to the Review
                           Officer.


                  (b)     For every Personal Account opened during the quarter:
                      (i) the name of the broker, dealer or bank with whom the
                          Personal Account was opened;
                     (ii) the account name and number of the Personal Account;
                    (iii) the date the Personal Account was opened and
                     (iv) the date the Report is submitted to the Review
                          Officer.


                      Notes: In providing this information, Access Persons and
                             Affiliated Persons may cross reference any trade confirmations and account statements submitted to the Review Officer.

                             If there is no Security, Limited Offering or Personal Account information to report, check the boxes to that effect on the Quarterly Transaction Report.

                  The Quarterly Transaction Report may contain a statement that the report will not be construed as an admission by the Access Person or Affiliated Person that he has any Beneficial Ownership in any Security or Limited Offering listed in the report.


          o Immediately report any Beneficial Ownership of more than 1/2of 1% of an entity's outstanding shares to the Review Officer.

                  Access Persons and Affiliated Persons whose Beneficial Ownership in an entity becomes more than 1/2 of 1% of that entity's outstanding shares (whether publicly-traded or not) immediately report the following to the Review Officer: (a) the name of the entity; (b) the total number of shares in which the Access Person or Affiliated Person has direct Beneficial Ownership and (c) the total number of shares in which the Access Person or Affiliated Person has indirect Beneficial Ownership.


     THE FOLLOWING REQUIREMENTS APPLY TO ALL ACCESS PERSONS:

          o Submit a signed and dated Initial Holdings Report to the Review officer no later than 10 days after becoming an Access Person. Access Persons must submit a signed and dated Initial Holdings Report to the Review Officer no later than 10 days after becoming an Access Person under this Code.

                  The Initial Holdings Report is located at s:\common\code\PBA Reports\Codeinit.

                  The Initial Holding Report must contain the following information, as of the date the individual became an Access
                  Person:

                   (a) the title,  number of shares and  principal  amount of every Security and Limited Offering in which the Access Person has Beneficial Ownership;
                   (b) the account  name and number of every  Personal  Account and the name of the broker, dealer or bank where the Personal Account is maintained and
                   (c) the date the Report is submitted to the Review Officer.

                           Notes: In providing this information, Access Persons may cross reference any trade confirmations and account statements submitted to the Review Officer.

                                    If there is no Security, Limited Offering or Personal Account information to report, check the boxes to that effect on the Initial Holdings Report.

                  The Initial Holdings Report may contain a statement that the report will not be construed as an admission by the Access Person that he has any Beneficial Ownership in any Security or Limited Offering listed in the report.


          o Submit a signed and dated Annual Holdings Report to the Review Officer no later than 30 days after the calendar year end.

                  Access Persons must submit a signed and dated Annual Holdings Report to the Review Officer no later than 30 days after the calendar year end.

                  The Annual Holdings Report is located at s:\common\code\PBA Reports\Codeannl.

                  The Annual Holdings Report must contain the following information, as of a date no more than 30 days before the report is submitted:

                   (a) the title,  number of shares and  principal  amount of every Security and Limited Offering in which the Access Person has Beneficial Ownership;
                   (b) the account  name and number of every  Personal  Account and the name of any broker, dealer or bank where every Personal Account is maintained and
                   (c) the date the Report is submitted to the Review Officer.


                         Notes: In providing this information, Access Persons may cross reference any trade confirmations and account statements submitted to the Review Officer.

                                    If there is no Security, Limited Offering or Personal Account information to report, check the boxes to that effect of the Annual Holdings Report.


VI.      Review and Enforcement Procedures

          o The Review Officer maintains a list of all Access Persons and Affiliated Persons subject to the reporting requirements of Section V and notifies all Access Persons and Affiliated Persons of their specific reporting requirements.

          o The Review Officer reviews every trade confirmation, account statement and report submitted by Access Persons and Affiliated Persons pursuant to Section V.

          o If the Review Officer determines that an Access Person or Affiliated Person may have violated this Code, he may request the Access Person or Affiliated Person to submit additional information. The Review Officer's determination and all additional information provided by the Access Person or Affiliated Person are then submitted to a senior officer of Pilgrim Baxter for further review.

          o An officer of Pilgrim Baxter reviews every trade confirmation, account statement and report submitted to the Review Officer pursuant to Section V.

          o Access Persons and Affiliated Persons who violate this Code may be subject to sanctions, including one or more of the following:

              (a)  a letter of censure
              (b)  suspension or termination of employment
              (c)  a fine
              (d) restrictions on future personal transactions in a Security or Limited Offering reversal of the Purchase or Sale
              (e)  referral to regulatory or law enforcement agencies
              (f)  disgorgement of profits


          o The following factors may be considered in determining the appropriateness of any sanction:

              (a)  harm to any Client
              (b)  frequency of occurrence
              (c)  degree of conflict with Client interests
              (d) evidence of willful or reckless disregard of the Code requirements
              (e) honest and timely cooperation from the Access Person or Affiliated Person

VII.     Records Maintained by Pilgrim Baxter

         In accordance with Rule 17j-1(f), Pilgrim Baxter maintains the following records in an easily accessible place and makes them available for examination by the Securities and Exchange Commission:

          o A copy of every Pilgrim Baxter Code of Ethics in effect during the past six years.
          o A record of every Pilgrim Baxter Code of Ethics violation that occurred during the last six years and a record of any action taken as a result of that violation.
          o A copy of every trade confirmation, account statement and report submitted by Access Persons under Section V during the past six years.
          o   A record of every person who is, or within the last six years has been, an Access Person or Affiliated Person under this Code.
          o   A record of every person who is, or within the last six years has been a Review Officer and his/her designee.
          o Effective February 1, 2000, a record of every person who is, or within the last six years has been, a member of the Limited Offering Review Committee.
          o A copy of every written report Pilgrim Baxter has furnished as investment adviser or sub-adviser in accordance with Rule 17j-1(c)(2)(ii) to the board of directors of an investment company registered under the Act during the last six years.
          o Effective February 1, 2000, a record of any decision by the Limited Offering Review Committee, and the reasons supporting the decision, to approve the acquisition or sale of a Limited Offering by an Access Person or Affiliated Person. This record will be kept for five years after the end of the fiscal year in which the approval is granted.


VIII.    Miscellaneous

          o Pilgrim Baxter will use its best efforts to ensure that all information provided by an Access Person or Affiliated Person pursuant to this Code will be treated as personal and confidential. However, every Access Person and Affiliated Person should know that all such information will be available for inspection by appropriate regulatory agencies and other parties within and outside of Pilgrim Baxter as are necessary to evaluate compliance with or sanctions under this Code.

          o Upon request, the Review Officer will prepare a report to Pilgrim Baxter's Board of Directors discussing the operation of this Code and whether any changes or modifications to the Code are necessary.

          o Upon request, the Review Officer will certify that Pilgrim Baxter has adopted procedures reasonably necessary to prevent its Access Persons or Affiliated Persons from violating this Code.

                                    Exhibit A

                                  PRE-CLEARANCE
                            PROCEDURES AND CONDITIONS
                              FOR LIMITED OFFERINGS

         These Procedures and Conditions govern the Purchase or Sale of Beneficial Ownership in a Limited Offering by Access Persons who are not Nonresident Directors as set forth in Section III of the Code of Ethics. Capitalized terms not defined in these Procedures and Conditions have the same definition as they do in the Code of Ethics. These Procedures and Conditions are not applicable to Nonresident Directors.

1. Pre-Clearance Required. As required by the Code of Ethics, every Access Person who is not a Nonresident Director must obtain prior written approval from the Limited Offering Review Committee before directly or indirectly acquiring or selling any Beneficial Ownership in a Limited Offering.

2.       Limited Offering Review Committee.

     a. The Limited Offering Pre-Clearance Review Committee (the "Review Committee") consists of the Review Officer and any two of the following persons of Pilgrim Baxter & Associates, Ltd.: the Chief Executive Officer, the Chief Investment Officer, the Chief Financial Officer or a Portfolio Manager managing client portfolios that may invest in limited offerings.

     b. If a member of the Review Committee is the Access Person seeking pre-clearance approval, that member will recuse him/herself from the Review Committee and will only be considered an Access Person for purposes of the pre-clearance approval process.

3.   Pre-Clearance Approval Process.

     a. The Review Committee reviews each pre-clearance approval request on a case-by-case basis.

     b.       Before pre-clearance approval may be granted, among other things,
       (i) the Access Person and the Review Committee must determine that the Limited Offering is not appropriate for any Client;
      (ii) the Access Person must demonstrate he/she would be a passive investor and would own less than 5% of the entity after acquiring the Limited Offering; and
     (iii) the Review Committee must determine that no Client owns a Related Security.

4.       Conflict of Interest Potential.

     a. In General. Pilgrim Baxter recognizes that the acquisition of Beneficial Ownership in a Limited Offering by an Access Person may create a conflict of interest. Therefore, in determining whether to approve a request, the Review Committee considers, among other things, the likelihood that a conflict of interest may arise, whether Client interests may be protected and whether that conflict may cause Pilgrim Baxter to violate its fiduciary duties to a Client.

     b. Brokerage Allocation. Pilgrim Baxter recognizes that the source of the opportunity to acquire a Limited Offering may present a potential conflict of interest. Pilgrim Baxter believes that inappropriate quid pro quo arrangements are unlikely to arise because its brokerage allocation is the exclusive province of Pilgrim Baxter's trading department. Nonetheless, before granting pre-clearance approval to an Access Person, the Review Committee must determine that there is no reasonable expectation that a material conflict of interest will develop if the opportunity for the Access Person to acquire a Limited Offering came from a broker with whom Pilgrim Baxter does business. The Chief Executive Officer or his designee will periodically monitor Pilgrim Baxter's brokerage allocation to assure that (i) no material conflict actually exists and (ii) that no appearance of impropriety exists in connection with Pilgrim Baxter's brokerage allocation and past sources of Limited Offering investment opportunities. In addition, Pilgrim Baxter's traders are prohibited from directly or indirectly acquiring Beneficial Ownership in a Limited Offering sourced from or through a broker with whom Pilgrim Baxter does business or with whom Pilgrim Baxter has a reasonable likelihood of doing business in the future.

5. Limited Offering Memorandum. The Access Person must supply the Review Committee with a copy of the Offering Memorandum for the Limited Offering at the time the Access Person submits his/her pre-clearance approval request.

6. Certificate of Representation. The Access Person must execute a certificate of representation which certifies: (a) his/her obligations under the Code of Ethics; (b) the restrictions imposed upon him/her in connection with an acquisition of Beneficial Ownership in a Limited Offering and (c) the accuracy of any statements or representations made by him/her in connection with the pre-clearance approval process. This certificate is located at s:\common\code\PBA Reports\Limited Offering Pre-auth.

7.            Restrictions After Acquiring a Limited Offering.

    a. The Access Person may not be a selling shareholder in the Initial Public Offering or any subsequent underwritten offering by the entity.

    b.        The Access Person must hold the Limited Offering for the longer of
              (i) the holding period, which would be applicable pursuant to Rule 144 or (ii) 12 months. However, if no Client participates in the Initial Public Offering of the entity and the entity is not in the Security Universe, the Access Person may petition the Review Committee for relief from this mandatory holding period.

8. Restricted Entities. The Review Committee will establish a list of entities in which Access Persons have acquired a Limited Offering. This list will periodically be compared to Pilgrim Baxter's trading records.